SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2002

SCIOS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11749	95-3701481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

820 West Maude Avenue, Sunnyvale, CA 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 616-8200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On August 5, 2002, Scios Inc. (the “Company”) closed a private offering of $150 million aggregate principal amount of its 5.50% Convertible Subordinated Notes due 2009. For additional information concerning this offering, refer to the exhibits to this Current Report on Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed as part of this Report:

Exhibit No.	Description
4.1	Indenture, dated as of August 5, 2002, between the Company and Wells Fargo Bank, National Association, as trustee.
4.2	$150,000,000 aggregate principal amount 5.50% Convertible Subordinated Note due 2009.
10.1
Registration Rights Agreement dated as of August 5, 2002, by and among the Company, J.P. Morgan Securities, Inc., Lehman Brothers Inc., SG Cowen Securities Corporation, Needham & Company, Inc., Adams, Harkness & Hill, Inc. and Prudential Securities Incorporated.

10.2	Pledge Agreement, dated as of August 5, 2002, among the Company, Wells Fargo Bank, National Association, as trustee, and Wells Fargo Bank, National Association, as collateral agent.
10.3
Control Agreement, dated as of August 5, 2002, by and among the Company, Wells Fargo Bank, National Association, as trustee, Wells Fargo Bank, National Association, as collateral agent, and Wells Fargo Bank, National Association, in its capacity as securities intermediary and depository bank.

99.1	Press Release dated July 30, 2002 regarding the Convertible Subordinated Notes Offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIOS INC.

By:	/s/ DAVID W. GRYSKA
David W. Gryska Senior Vice President and Chief Financial Officer

Date:	August 6, 2002

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